UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 6, 2014

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-52089	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices)  (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

On May 6, 2014, InVivo Therapeutics Holdings Corp. (the “Company”) filed a preliminary prospectus supplement with the Securities and Exchange Commission (the “SEC”) containing the following preliminary unaudited financial results for the quarter ended March 31, 2014:

“Preliminary Results for the Quarter Ended March 31, 2014

Although our financial statements as of and for the quarter ended March 31, 2014 are not yet available, the following information reflects our estimates of our results based on currently available information.

For the quarter ended March 31, 2014, we expect to report the following results:

(in millions, except for share and per share amounts)	(Unaudited) Estimated as of 03/31/2014	Reported as of 12/31/2013
Balance Sheet Data
Cash and cash equivalents	$9.8	$13.9

Total assets	$13.0	$17.1

Total liabilities	$3.9	$4.2

Stockholders’ equity	$9.1	$12.9

	(Unaudited) Estimated Three Months Ended 03/31/2014	(Unaudited) Three Months Ended 03/31/2013
Statement of Operations Data
Research and development	$3.2	$1.2

Total operating expenses	$5.1	$2.8

Derivative loss	—	$(10.4)

Net loss	$(5.1)	$(13.3)

Net loss per share, basic and diluted	$(0.07)	$(0.20)

Weighted average number of common shares outstanding, basic and diluted	74,161,457	66,043,378

Research and development expenses in the quarter ended March 31, 2014 are expected to increase over the prior year quarter by approximately $2.0 million, with the increase being primarily attributable to receipt of a settlement on a business interruption claim that was originally recorded as a reduction of research and development expenses, and to a lesser extent, due to increased costs related to hiring of additional personnel.  The derivative loss in the three months ended March 31, 2013 was related to a non-cash expense attributable to an increase in the fair value measurement of derivative warrant liability.  The warrants that resulted in the derivative warrant liability were exchanged in the second quarter of 2013 for new warrants that are not accounted for as derivative liabilities.”

The Company has not yet finalized its financial information as of or for the quarter ended March 31, 2014. These preliminary results are unaudited and represent the Company’s estimates only, and the Company’s actual results could differ materially and adversely from those set forth above as a result of various factors, some of which are listed in the “Risk Factors” sections of the Company’s SEC filings, including, without limitation, its Annual Report on Form 10-K, as amended, for the year ended December 31, 2013. In addition, these factors include, without limitation, the risk that additional information may arise during the Company’s close process or as a result of subsequent events that would require the Company to make adjustments to the financial information. Prospective investors should note that additional information on a number of matters will be included in the Company’s Quarterly Report on Form 10-Q, including other disclosures associated with the unaudited quarter-end financial results. The preliminary information set forth above should not be regarded as a representation by the Company, its management or its independent registered public accounting firm or any of their respective affiliates, advisers, agents or representatives of the Company’s final financial information as of or for the quarter ended March 31, 2014.

The information contained in this Current Report on Form 8-K is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions. Statements that include the use of terminology such as “believe,” “anticipate,” “intend,” “estimate,” “will,” “may,” “should,” “expect” and similar expressions, and relate to future events or the Company’s future operating or financial performance. Any forward-looking statements contained herein are based on current expectation, and are subject to a number of risks and uncertainties.  Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Additional risk factors are included in the Company’s preliminary prospectus supplement filed May 6, 2014, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as amended, and other filings the Company makes with the SEC, including quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof, based on information available to the Company as of the date of this report, and the Company assumes no obligation to update any such forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date:	May 6, 2014	By:	/s/ Tamara Joseph
		Name:	Tamara Joseph
		Title:	SVP, General Counsel & Chief Compliance Officer